Exhibit 99.5

                                              Sam Fuller, CFO; Stacey Dwyer, EVP
                            1901 Ascension Blvd., Suite 100, Arlington, TX 76006 817-856-8200
                            August 13, 2002

D.R. HORTON, INC. CEO AND CFO CERTIFY FINANCIAL STATEMENTS


ARLINGTON, TEXAS - D.R. Horton, Inc. (NYSE:DHI) Tuesday (August 13, 2002), announced that Donald J. Tomnitz, Chief Executive Officer, and Samuel R. Fuller, Chief Financial Officer, have filed statements with the Securities and Exchange Commission (SEC) certifying that, to the best of their knowledge, D.R. Horton's recent SEC filings do not contain any untrue statement of material facts or omit to state material facts necessary to make the statements in the filings not misleading. The sworn statements are in the form prescribed by the SEC's June 27, 2002 order requiring 947 companies to certify the accuracy of their respective financial reports. The statements cover the Company's annual report on Form 10-K for the fiscal year ended September 30, 2001, its quarterly reports on Form 10-Q for the first three fiscal quarters of 2002, its current reports on Form 8-K filed subsequent to the 10-K for fiscal year 2001 and its fiscal year 2001 proxy statement issued in January 2002. The certifications may be accessed at www.drhorton.com on the Investor Relations page. The Company's audit committee, comprised solely of independent directors, reviewed each of the sworn statements with the certifying officers. In addition, Mr. Tomnitz and Mr. Fuller have furnished the SEC with the written certifications required by Section 906 of the Sarbanes-Oxley Act of 2002 in connection with the filing of the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2002.


Founded in 1978, D.R. Horton, Inc. is engaged in the construction and sale of high quality homes designed principally for the entry-level and first time move-up markets. D.R. Horton currently builds and sells homes under the D.R. Horton, Arappco, Cambridge, Continental, Dietz-Crane, Dobson, Emerald, Melody, Milburn, Regency, Schuler, SGS Communities, Stafford, Torrey, Trimark, and Western Pacific names in 20 states and 44 markets, with a geographic presence in the Midwest, Mid-Atlantic, Southeast, Southwest and Western regions of the United States. The Company also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.


                        WEBSITE ADDRESS: www.DRHORTON.com